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                         STRICTLY CONFIDENTIAL

                                                            November 9, 1995
                      BEVERAGE CAN AND END AGREEMENT


This letter confirms our agreement for the Ball Metal Beverage Container
Group (BMBCG) to supply 202 12 oz aluminum cans and ends to Coca-Cola Bottling Company Consolidated, Inc. (CCBCC).

Supply Volume and Period

Location Volume     Supply Period

Mobile    200MM     January 1, 1996 through December 31, 2000 (5 years*).
                This agreement incorporates the "Alcan Band Agreement" formula pricing, and also includes BMBCG conversion prices subject to market changes as detailed below.

Nashville 185MM    January 1, 1996 through December 31, 1996. This
                agreements incorporates a one-year fixed London Metal Exchange/Mid West Premium (LME/MWP) ingot price and fixed BMBCG conversion price. Sheet conversion price subject to market changes.

Specifications

202 / 211 x 413 12 oz aluminum non-basecoated soft drink cans (.0112" input gauge). 202 B-64 aluminum SOT soft drink ends (.0086" input gauge shell &
 .0100" input tab).

Supply Points

The 12 oz cans will be supplied from Conroe, TX and Findlay, Ohio. Ends will be supplied from Findlay, Ohio. If the supply point is changed, it will be a mutually agreed upon, qualified location, that is approved by CCBCC.

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November 9, 1995
Page 2

Formula Pricing (Examples Attached)

Three factors determine can and end pricing:

1. LME + MWP ingot price (Alcan Band Ceiling/Floor and fixed ingot).

2. Ingot conversion to aluminum sheet for body, shell, and tab stock (Alcan Band Formula and market price).

3. Sheet conversion to aluminum beverage cans and ends (BMBCG Conversion Price).

Alcan Band Major Points (Mobile)

(Bullet) LME/MWP ingot ceiling of $.85/lb. and a floor of $.70/lb.

(Bullet) *Five (5) year agreement between CCBCC, Alcan and BMBCG. Note: If the
         LME/MWP is outside the band for 75% of the days from July 1, 1999 through December 31, 1999, then the contract is involuntarily extended for a 6th year (2001). This agreement (according to the Alcan Band) may be extended by mutual agreement between CCBCC, Alcan and BMBCG for an additional 7th year (2002); this option must be exercised by October 1, 2001 (October 1 of 6th year). Two successive three (3) year extensions will also be made available provided all parties agree on the terms and conditions twelve (12) months prior to the termination of the initial five- (5) year term or any extension period as discussed above.

(Bullet) Six (6) month average of the LME/MWP prices will be established twice each year.

(Bullet) Binding agreement on all parties.

(Bullet) 50% of Intermediate Materials Producers Price Index (PPI) added to ceiling and floor for 1997 and beyond.

(Bullet) Can sheet conversion price $.324/lb. (.0112") for 1996. Thereafter, conversion price based on 50% of Intermediate Materials PPI % change.

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November 9, 1995
Page 3

Alcan Band Major Points (Mobile) (Continued)

(Bullet) End sheet conversion price $.849/lb. (.0086"). An increase of $.01 to $.02/lb. is expected in 1996 due to coating cost increase. 1997 and beyond, 50% of PPI change applies.

(Bullet) Significant increases not included in PPI require adjustment to price, but no greater than other first tier aluminum suppliers.

Ball required to take minimum 95% of committed volume in six month period and can take maximum of 55% of annual volume in any 6 month period. CCBCC requirements should mirror this requirement as closely as possible.

Backhaul

                                      Can      End    Dunnage
Ball Supply   Consolidated Bottling Backhaul Backhaul Backhaul                 Truckloads
 Location           Location         ($/M)    ($/M)    (T/L)       Volume       /Year
Findlay, OH      Nashville, TN       $ 3.31   $ 0.09  $ 575.00  185,000,000    1029.4
 Conroe,TX         Mobile,AL         $ 2.43   $ 0.14  $ 695.60  200,000,000    1112.9


Sales Terms

Invoices are issued once per week on Monday for the previous weeks shipments.

Terms: 1% 10 days, net 30 days from Monday invoice date. Interest assessed on past due invoices is at prime + 2%.

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November 9, 1995
Page 4

Packaging

Packaging materials (can pallets, end pallets, top frames and chipboard) are returnable and will be reconciled monthly.

Please sign both documents and return one to BMBCG and keep the other copy for your records.

COCA-COLA BOTTLING                BALL METAL BEVERAGE
COMPANY CONSOLIDATED              CONTAINER GROUP

/s/                               /s/

/s/                               /s/
Witness                           Witness

11/16/95                          11/9/95
Date                              Date

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